Exhibit 99.1
Hyzon Announces Delisting from Nasdaq and EXPECTED SEC Deregistration

BOLINGBROOK, Ill., February 20, 2025 – Hyzon Motors Inc. (“Hyzon” or the “Company”), a U.S.-based, high-performance, hydrogen fuel cell system manufacturer and technology developer focused on providing zero-emission power to decarbonize the most demanding industries, today announced that it has provided notification to The Nasdaq Stock Market, LLC (“Nasdaq”) of its intent to delist the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”) and its publicly-traded warrants with each whole warrant exercisable for one share of Common Stock at an exercise price of $575.00 per share (the “Warrants”), from the Nasdaq Capital Market. Hyzon expects to file a Form 25 (Notification of Removal from Listing) with the Securities and Exchange Commission (the “SEC”) and Nasdaq relating to the delisting of its Common Stock and Warrants on or about March 4, 2025. The removal of the Common Stock and Warrants from Nasdaq will be effective 10 days after the filing of the Form 25.

Following the delisting, the Company expects that the Common Stock will be traded on a market operated by the OTC Markets Group Inc. (the “OTC”). No assurances can be provided, however, that trading of the Common Stock on the OTC will occur.

In view of the Nasdaq’s delisting of the Company’s Common Stock and Warrants, the Company’s Board of Directors (“Board”) has undertaken a determination to deregister the Company with the SEC, having determined that both the delisting and deregistration are in the best interests of the Company and the holders of its Common Stock and Warrants.

The Board’s decision was based on careful review of numerous factors, including the potential for limiting the significant costs associated with preparing and filing periodic reports with the SEC and the legal, audit and other expenses associated with being a reporting company, as well as the substantial costs and demands on management’s time under the Sarbanes-Oxley Act of 2002, SEC rules and Nasdaq listing standards.

On January 23, 2025, the Company received a determination letter (the “Delisting Notification”) from Nasdaq stating that the Nasdaq staff (“Staff”) determined, in accordance with Listing Rules 5101 and 5110(b) and Nasdaq Listing Rule IM 5101-1, that the Common Stock and Warrants, will be delisted from Nasdaq. The Delisting Notification indicated that the Staff’s determination was based on, among other items, the Company’s previously announced Plan of Dissolution to which the Company is asking its stockholders to approve at a Special Meeting of Stockholders, which is to be reconvened after it was adjourned, to be held on February 27, 2025 at 9:00 A.M. Eastern Time and associated public interest concerns raised by such request. Per the Delisting Notification, the Company’s securities were suspended from trading on Nasdaq at the opening of business on January 30, 2025.

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About Hyzon

Hyzon is a supplier of high-performance hydrogen fuel cell technology focused on providing zero-emission power to decarbonize demanding industries. Hyzon is focusing on deploying its fuel cell technology in heavy-duty commercial vehicles in Class 8 and refuse collection vehicles across North America, as well as new markets such as stationary power applications. To learn more about Hyzon, visit www.hyzonfuelcell.com.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute forward-looking statements. The words “expect,” “intend,” “continue,” “potential,” “may,” “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include, but are not limited to, statements concerning the Company’s plans with respect to the delisting and deregistration of its Common Stock and Warrants; the perceived benefits and timing of the delisting and deregistration; and the trading of the Common Stock. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the risk that the delisting and deregistration process will take longer than expected and that the benefits of such actions may not be realized; the impact of changing laws and regulations and those risks and uncertainties described in the Company’s filings with the SEC, including the
Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and its subsequent filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Readers should not rely upon this information as current or accurate after its publication date.